                            LETTER PURCHASE AGREEMENT

     This Agreement by and between ATCI, Inc., a Delaware corporation ("ATCI") and Group Long Distance, Inc., a Florida corporation ("GLD"), shall memorialize the agreement between the parties with respect to GLD's purchase of all traffic transferred by ATCI to GLD pursuant to that certain Distributorship Agreement and Blanket Agency Agreement Letter of even date (the "Telecommunications Traffic"), as follows:

     1. GLD shall purchase the Telecommunications Traffic at a purchase price equal to the average monthly revenue generated by the Telecommunications Traffic for the months of August, September, and October 1994 (determined in accordance with the rates set forth in Exhibit "A" attached hereto) times a multiple of 1.7 (the "Purchase Price"). The Telecommunications Traffic utilized to determine the Purchase Price shall not include traffic generated from investor accounts identified in Exhibit "B" (the "Investor Accounts"), or any Telecommunications Traffic attributable to ATCI's main corporate billing account, which number is presently identified as (406) 756-5940 (the "Excluded Traffic").

     2. GLD shall provide long distance service for the Excluded Traffic at rates set forth in Exhibit "A". To the extent that GLD has any indebtedness to ATCI towards payment of the Purchase Price, the amounts owed by ATCI to GLD in consideration for providing service for the Excluded Traffic shall be deducted from the Purchase Price. There shall be deducted from the Purchase Price an amount of $6,000.00, which amount represents advance payment of


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billing and collection services associated with providing long distance service to the twenty (20) subscribers listed in the Investor Accounts from August 19, 1994, for a period of sixty (60) months. GLD shall, for a period of sixty (60) months from August 19, 1994, provide the twenty (20) subscribers listed in the Investor Accounts with a discount on other long distance service equal to fifty percent (50%) of GLD's standard SDN rates, up to a maximum monthly discount of $100.00 per month. To the extent that any investor's long distance usage exceeds $200.00 per month from August 19, 1994 and each month thereafter (calculated at GLD's customary SDN rates), such investor shall be responsible for all long distance charges (calculated at GLD's customary SDN rates). Such excess amount shall be paid by the individuals listed in the Investor Accounts or, at ATCI's option, by ATCI. ATCI acknowledges its ultimate responsibility for the payment of all long distance indebtedness incurred with respect to the Excluded Traffic (calculated on the basis of GLD's customary SDN rates). Failure to keep monthly billings current by any individual investors or with respect to the Excluded Traffic, shall result in the customary collection activities by GLD without any preferential treatment for such service.

     3. All amounts lent to ATCI by GLD pursuant to any Promissory Note(s) shall serve as a reduction of the Purchase Price, together with interest accrued on such Promissory Note(s). The parties acknowledge that, as of September 6, 1994, the amount



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of loans from GLD to ATCI, together with accrued interest, is equal to
$80,000.00.

     4. In view of GLD's determination to purchase the Telecommunications Traffic, CLD shall have no obligation to ATCI with respect to the payment of commissions transitionally provided for in the Distributorship Agreement.

     5. Upon consummation of the purchase of the Telecommunications Traffic, GLD shall cause all UCC-3 filings with respect to Econocall's assets to be removed at GLD's sole expense.

     6. The purchase price provided for herein shall be paid by December 1, 1994.

     7. GLD and ATCI will, at each other's request, execute and deliver all such further assignments, endorsements and other documents as may be reasonably requested in order to comply with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Letter Purchase Agreement this ______ day of ____________________, 1994.


Attest:                                 ATCI, INC.

By:  _________________________          By:  _________________________ (Seal)
                                             President


Attest:                                 GROUP LONG DISTANCE, INC.

By:  _________________________          By:  _________________________ (Seal)
                                             President


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GLD                      GROUP LONG DISTANCE, INC.
                         A NETWORK MANAGEMENT COMPANY
                         UTILIZING THE AT&T NETWORK

                                   "EXHIBIT A"

                            AT&T's F.C.C. TARIFF # 1

                              INTERSTATE RATES FOR
                          AT&T SOFTWARE DEFINED NETWORK



     MILAEAGE               DAY                 EVE                 NIGHT
      BANDS                                                        WEEKEND
--------------------------------------------------------------------------------
      0 - 55              $0.129              $0.178               $0.178
--------------------------------------------------------------------------------
     56 - 292             $0.198              $0.178               $0.178
--------------------------------------------------------------------------------
    293 - 430             $0.211              $0.178               $0.178
--------------------------------------------------------------------------------
    431 - 925             $0.219              $0.178               $0.178
--------------------------------------------------------------------------------
      925 +               $0.231              $0.178               $0.178
--------------------------------------------------------------------------------

ALL CALLS ARE BILLED IN 0.1 MINUTE (6 SECOND) INCREMENTS WITH AN INITIAL 0.3 MINUTE (18 SECOND) MINIMUM BILLING FOR ONLY COMPLETED CALLS.

                                     [LOGO]

                          CUSTOMER SERVICE 800-521-5422


             All rates subject to changes in AT&T's F.C.C. Tariff #1
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ATCI ECONO CALL INVESTORS

1.   JERRY SURMAN

2.   JAMES FLOWERS CRAWFORD

3.   OTT PATE

4.   PAUL WILDE

5.   FINATLANTIC CORP

6.   LEO ENGLESON

7.   LARRY MIX

8.   PAM DUVALL

9.   TONY DIMENTO

10.  RICHARD CARLSEN

11.  MAX MILES

12.  BIODEVELOPMENT CORP.

13.  GARY GIBERSON

14.  DR. DW FAWLEY


15.  QUIN FLOWERS JR

16.  RICHARD KRAMERER

17.  THE ADLER NETWORK

18.  ROBERT THEIBAULT




                                   "EXHIBIT B"